EX 99.1

                                {FNBL LETTERHEAD}
November 6, 2009

Dear Valued Customer:

I wanted to personally inform you that on Sunday October 25, 2009, The First National Bank of Litchfield entered into a merger agreement which will result in The First National Bank of Litchfield being merged into Danbury-based Union Savings Bank. While this news may come as a surprise, I assure you this "perfect Union" was designed to preserve a community banking legacy 195 years in the making. We anticipate that the merger will occur in the first quarter of 2010.

Our proposed merger with Union Savings Bank makes natural sense. Union Savings is a locally-based mutual bank whose sole focus is their customers, employees and the communities they serve. Union Savings shares our commitment to our towns, our spirit to treat customers like family, and the responsibility of a Connecticut banking legacy that dates back to the 1800s. Your finances will continue to be locally managed and focused--with key decision makers right in your backyard.

When The First National Bank of Litchfield becomes part of Union Savings Bank, I will be among those who will miss seeing the First National name. While our name may change, our offices as well as our employees who treat you to unparalleled customer service will remain the same. In addition, you'll then be able to take advantage of a total of 28 Union Savings offices across the region (this includes all our existing bank locations). As a well-capitalized bank, Union Savings will offer additional ATMs and conveniences, excellent products, expanded credit availability and added financial opportunities. Plus, the high level of personal service you enjoyed as a First National customer will continue. Our communities and customers will continue to experience the benefits of community banking for years to come.

You haven't heard the last from me. In the coming weeks and months, I will continue to offer progress updates and information to keep you informed. We anticipate a simple and smooth transition.

Sincerely,

/s/ JOSEPH J. GRECO
Joseph J. Greco
President and Chief Executive Officer



Please see reverse of this letter containing information for shareholders of First Litchfield Financial Corporation.


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Information for shareholders of First Litchfield Financial Corporation.

Forward-looking Information: Any forward-looking statements regarding the proposed merger of First Litchfield Financial Corporation, the parent of The First National Bank of Litchfield, and Union Savings Bank involve uncertainties. Those uncertainties include, but are not limited to: legislation or changes in regulatory requirements, shareholder actions, technical or systems issues affecting dates of consummation or conversion, costs or difficulties related to the integration, realization of expected synergies from the acquisition, and general economic conditions that are less favorable than expected. First Litchfield Financial Corporation does not undertake any obligation to update forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made.

This letter does not constitute a solicitation of proxies. First Litchfield Financial Corporation will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission ("SEC"). Shareholders of First Litchfield Financial Corporation are urged to read the proxy statement and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the transaction. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Litchfield Financial Corporation, at the SEC's website (www.sec.gov), and at
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First Litchfield Financial Corporation's website  (www.fnbl.com).  Copies of the
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proxy  statement  may  also be  obtained  without  charge,  when  available,  by directing a request to: First Litchfield Financial Corporation, 13 North Street,
P. O. Box 578, Litchfield, CT 06759.

First Litchfield Financial Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Litchfield Financial Corporation in connection with the acquisition. Information about the directors and executive officers of First
Litchfield Financial Corporation and their ownership of First Litchfield Financial Corporation common stock is set forth in its proxy statement for its 2009 annual meeting of shareholders, dated April 27, 2009, filed with the SEC which is available at the First Litchfield Financial Corporation and SEC websites noted above. Additional information regarding the interests of such participants in the transaction will be contained in the proxy statement when it becomes available.

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